Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Orchids Paper Products Company on Form S-8 of our report dated April 19, 2005, on the financial statements of Orchids Paper Products Company for the year ended December 31, 2004, included in its Registration Statement (Form S-1 No. 333-124173), filed with the Securities and Exchange Commission.

/s/ TULLIUS TAYLOR SARTAIN & SARTAIN LLP

Tulsa, Oklahoma

September 13, 2005